Exhibit 99.1

VeriSign Reports Second Quarter 2003 Results

MOUNTAIN VIEW, CA—July 24, 2003—VeriSign, Inc. (Nasdaq: VRSN), the leading provider of critical infrastructure services for the Internet and telecommunications networks, today reported its results for the second quarter ended June 30, 2003.

VeriSign reported revenue of $265 million for the second quarter of 2003. On a pro forma basis, operating income for the second quarter was $45 million and pro forma net income was $47 million or $0.19 per fully diluted share. Pro forma results exclude the following items, which are included under generally accepted accounting principles (“GAAP”): amortization and write-down of goodwill and other intangible assets, the gain and write-down of certain investments, restructuring and other charges and non-cash stock-based compensation charges related to acquisitions. VeriSign’s second quarter results were not fully taxed. On a fully-taxed basis, applying a 30% effective tax rate (consistent with financial analyst projections) to pro forma pre-tax income of $48 million, pro forma earnings per share for the second quarter was $0.14 per fully-diluted share.

“Q2 was marked by solid execution against our strategic and financial goals,” said Stratton Sclavos, Chairman and CEO of VeriSign. “While a broad IT and Telecom recovery has not yet materialized, our new contract with Merrill Lynch for managed security services and the extension of our relationship with Microsoft during the quarter were two important steps forward in our strategy to be the leader in delivering critical infrastructure services for both the Internet and telecommunications networks.”

On a GAAP basis, VeriSign reported a net loss of $143 million for the second quarter. The GAAP loss for the second quarter is primarily attributable to a charge of $177 million for the amortization and write-down of goodwill and other intangible assets.

“Our continued internal focus on expense management and monetization of our assets once again drove a strengthening in our balance sheet this quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “VeriSign’s business units generated another quarter of healthy operating cash flow in Q2, contributing to a total of more than $350 million over the last four quarters.”

Notable business developments included a global contract from Merrill Lynch for VeriSign’s Managed Security Services, an agreement with Microsoft to jointly develop and deliver a series of next-generation security solutions for enterprise customers, and the launch of the VeriSign Fraud Protection ServicesSM to address the growth of online fraud. In addition, VeriSign Telecommunication Services extended its international roaming for wireless carriers through an alliance with International Mobile Communications.

VeriSign also bolstered its senior management team in the quarter naming Vernon Irvin as Executive Vice President of the Telecommunication Services Group and Francois Stieger as Senior Vice President of European, Middle Eastern and African operations.

Additional Financial Information

•	VeriSign ended the second quarter of 2003 with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $530 million, an increase of $55 million from March 31, 2003.

•	Accounts Receivable decreased $18 million to $101 million as of June 30, 2003 compared to $119 million as of March 31, 2003.

•	Net Days Sales Outstanding (Net DSOs), which takes into account the change in deferred revenue, decreased to 34 days for Q2 ‘03 down from 38 days for Q1’03.

•	Deferred Revenue on the balance sheet increased modestly to $502 million as of June 30, 2003 as compared to $495 million as of March 31, 2003.

•	Cash flow from operations was approximately $81 million for the second quarter compared to $100 million for the first quarter of 2003.

•	Capital Expenditures for the second quarter of 2003 were approximately $28 million, compared to $22 million in the first quarter of 2003.

Internet Services Group

•	The Internet Services Group—which includes VeriSign’s Security, Payment, Digital Brand Management, and Naming and Directory (NDS) Services—delivered $105 million of revenue in the second quarter of 2003 or approximately 40% of total revenue for the quarter.

•	VeriSign’s Web site certificate business issued approximately 94,000 new and renewed certificates ending the quarter with a base of more than 373,000 certificates.

•	VeriSign’s Payments business ended the second quarter with approximately 93,000 merchants under management, an increase of approximately 4,000 merchants over the first quarter of 2003. Further, the business processed approximately 84 million individual transactions for approximately $5.8 billion during the quarter.

•	VeriSign’s NDS business (formerly the Global Registry) ended the second quarter with 27.5 million active domain names in .com and .net, a net increase of nearly 900,000 names from Q1’03. VeriSign is now handling more than 9 billion DNS queries per day on its ATLAS infrastructure.

Telecommunication Services Group

•	VeriSign’s Telecommunication Services Group—which provides Signaling System 7 (SS7) network services, intelligent network services and wireless billing and customer care solutions to telecommunications carriers—delivered $101 million of revenue in the second quarter of 2003 or approximately 38% of total revenue for the quarter.

•	VeriSign’s Telecommunication Services Group ended the first quarter with a total of 1,063 customers up from 1,053 customers at the end of Q1.

•	The Telecom Group also supported 8.1 billion database queries in the quarter up from 7.8 billion queries for Q1’03.

Network Solutions

•	VeriSign’s Network Solutions unit—which provides domain name registration and value-added Web site and email services to enterprises and individuals who wish to establish an online presence—delivered revenue of approximately $59 million or 22% of total revenue for the second quarter of 2003.

•	Network Solutions added approximately 430,000 new domain names during the second quarter of 2003 and renewed or extended 700,000 names. The renewal rate for the second quarter was approximately 56% as compared to a 54% renewal rate for the first quarter of 2003.

•	Network Solutions ended Q2’03 with 8.6 million active domain names under management.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PDT) to review the second quarter 2003 results. The call will be accessible by direct dial at (800) 967-7134. A listen-only live webcast of the quarterly earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 495543) beginning at 6:00 pm (PDT) today and will run through August 1st. This press release and financial information discussed on today’s quarterly earnings call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), delivers critical infrastructure services that make the Internet and telecommunications networks more intelligent, reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers connect, communicate, and transact with confidence. Additional news and information about the company is available at www.verisign.com.

###

Statements in this announcement other than historical data and information, including but not limited to new business relationships and new service offerings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services or the failure of new services to gain customer acceptance, reduced demand for our services as a result of continued softness in information technology and telecommunications spending by our customers, and the risk that VeriSign’s strategic relationships may not result in additional products, services, customers and revenues. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$397,626	$282,288
Short-term investments	114,577	103,180
Accounts receivable, net	101,122	134,124
Prepaid expenses and other current assets	63,471	56,618
Deferred tax assets	6,524	9,658

Total current assets	683,320	585,868
Property and equipment, net	591,448	609,354
Goodwill and other intangible assets, net	897,920	1,129,602
Cash subject to restriction	18,371	18,436
Long-term investments	22,528	36,741
Other assets, net	12,824	11,317

Total long-term assets	1,543,091	1,805,450

Total assets	$2,226,411	$2,391,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$281,194	$278,545
Accrued merger costs	—	5,015
Accrued restructuring costs	28,908	23,835
Deferred revenue	326,741	357,950

Total current liabilities	636,843	665,345

Long-term deferred revenue	175,055	125,893
Other long-term liabilities	16,002	20,655

Total long-term liabilities	191,057	146,548

Total liabilities	827,900	811,893
Commitments and contingencies
Stockholders’ equity:
Preferred stock—par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 239,321,909 and 237,510,063 (excluding 1,690,000 shares held in treasury at June 30, 2003 and December 31, 2002)	239	238
Additional paid-in capital	23,083,064	23,072,212
Unearned compensation	(2,257)	(8,086)
Accumulated deficit	(21,676,461)	(21,480,175)
Accumulated other comprehensive loss	(6,074)	(4,764)

Total stockholders’ equity	1,398,511	1,579,425

Total liabilities and stockholders’ equity	$2,226,411	$2,391,318

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$265,299	$317,409	$535,057	$645,225

Costs and expenses:
Cost of revenues	115,589	152,549	231,418	307,516
Sales and marketing	50,515	69,281	103,077	136,600
Research and development	13,253	13,012	27,030	27,792
General and administrative	42,255	40,369	89,120	73,571
Restructuring and other charges	10,903	67,779	31,416	67,779
Amortization and write-down of goodwill and other intangible assets	177,139	4,686,119	232,041	4,771,042

Total costs and expenses	409,654	5,029,109	714,102	5,384,300

Operating loss	(144,355)	(4,711,700)	(179,045)	(4,739,075)
Other income (expense), net	1,989	(90,663)	(12,070)	(102,833)
Minority interest in net (income) loss of subsidiary	327	(172)	492	(337)

Loss before income taxes	(142,039)	(4,802,535)	(190,623)	(4,842,245)
Income tax expense	(811)	—	(5,663)	—

Net loss	$(142,850)	$(4,802,535)	$(196,286)	$(4,842,245)

Net loss per share:
Basic and diluted	$(.60)	$(20.31)	$(.82)	$(20.52)

Shares used in per share computation:
Basic and diluted	238,898	236,435	238,555	235,940

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2003				Three Months Ended June 30, 2002
	Reported	Pro Forma Entries		Pro Forma	Reported	Pro Forma Entries		Pro Forma
Revenues	$265,299	$—		$265,299	$317,409	$—		$317,409

Costs and expenses:
Cost of revenues	115,589	(47	)(a)	115,542	152,549	(548	)(a)	152,001
Sales and marketing	50,515	(1,187	)(a)	49,328	69,281	(2,641	)(a)	66,640
Research and development	13,253	(330	)(a)	12,923	13,012	(330	)(a)	12,682
General and administrative	42,255	(7	)(a)	42,248	40,369	(208	)(a)	40,161
Restructuring and other charges	10,903	(10,903	)(b)	—	67,779	(67,779	)(b)	—
Amortization and write-down of goodwill and other intangible assets	177,139	(177,139	)(c)	—	4,686,119	(4,686,119	)(c)	—

Total costs and expenses	409,654	(189,613)		220,041	5,029,109	(4,757,625)		271,484

Operating income (loss)	(144,355)	189,613		45,258	(4,711,700)	4,757,625		45,925
Other income (expense), net	1,989	—		1,989	(90,663)	94,767	(d)	4,104
Minority interest in net (income) loss of subsidiary	327	—		327	(172)	—		(172)

Income (loss) before income taxes	(142,039)	189,613		47,574	(4,802,535)	4,852,392		49,857
Income tax expense	(811)	—		(811)	—	—		—

Net income (loss)	$(142,850)	$189,613		$46,763	$(4,802,535)	$4,852,392		$49,857

Net income (loss) per share:
Basic	$(.60)			$.20	$(20.31)			$.21

Diluted	$(.60)			$.19	$(20.31)			$.21

Shares used in per share computation:
Basic	238,898			238,898	236,435			236,435

Diluted	238,898	2,798	(e)	241,696	236,435	2,946	(e)	239,381

Notes:

(a)	Non-cash stock based compensation expense resulting from acquisitions

(b)	Restructuring and other charges

(c)	Amortization and write-down of acquired goodwill and intangible assets

(d)	Net gain/loss on sale and write-down of investments

(e)	Dilutive stock options

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30, 2003				Six Months Ended June 30, 2002
	Reported	Pro Forma Entries		Pro Forma	Reported	Pro Forma Entries		Pro Forma
Revenues	$535,057	$—		$535,057	$645,225	$—		$645,225

Costs and expenses:
Cost of revenues	231,418	(94	) (a)	231,324	307,516	(1,096	) (a)	306,420
Sales and marketing	103,077	(5,061	) (a)	98,016	136,600	(5,285	) (a)	131,315
Research and development	27,030	(660	) (a)	26,370	27,792	(660	) (a)	27,132
General and administrative	89,120	(14	) (a)	89,106	73,571	(417	) (a)	73,154
Restructuring and other charges	31,416	(31,416	) (b)	—	67,779	(67,779	) (b)	—
Amortization and write-down of goodwill and other intangible assets	232,041	(232,041	) (c)	—	4,771,042	(4,771,042	) (c)	—

Total costs and expenses	714,102	(269,286)		444,816	5,384,300	(4,846,279)		538,021

Operating income (loss)	(179,045)	269,286		90,241	(4,739,075)	4,846,279		107,204
Other income (expense), net	(12,070)	16,541	(d)	4,471	(102,833)	113,540	(d)	10,707
Minority interest in net (income) loss of subsidiary	492	—		492	(337)	—		(337)

Income (loss) before income taxes	(190,623)	285,827		95,204	(4,842,245)	4,959,819		117,574
Income tax expense	(5,663)	—		(5,663)	—	—		—

Net income (loss)	$(196,286)	$285,827		$89,541	$(4,842,245)	$4,959,819		$117,574

Net income (loss) per share:
Basic	$(.82)			$.38	$(20.52)			$.50

Diluted	$(.82)			$.37	$(20.52)			$.49

Shares used in per share computation:
Basic	238,555			238,555	235,940			235,940

Diluted	238,555	1,882	(e)	240,437	235,940	4,346	(e)	240,286

Notes:

(a)	Non-cash stock based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Net gain/loss on sale and write-down of investments
(e)	Dilutive stock options

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(196,286)	$(4,842,245)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	59,185	49,818
Amortization and write-down of goodwill and other intangible assets	232,041	4,771,042
Non-cash restructuring and other charges	9,260	35,536
Reciprocal transactions for purchases of property and equipment	—	(6,375)
Net loss on sale and write-down of investments	16,541	113,540
Minority interest in net income (loss) of subsidiary	(492)	337
Deferred income taxes	3,334	—
Amortization of unearned compensation	5,829	7,458
Loss on disposal of property and equipment	—	1,722
Changes in operating assets and liabilities:
Accounts receivable	33,002	87,215
Prepaid expenses and other current assets	(6,853)	(48,611)
Accounts payable and accrued liabilities	7,609	(28,995)
Deferred revenue	17,953	(69,637)

Net cash provided by operating activities	181,123	70,805

Cash flows from investing activities:
Purchases of investments	(163,207)	(52,188)
Proceeds from maturities and sales of investments	150,796	345,474
Purchases of property and equipment	(50,098)	(115,271)
Net cash paid in business combinations	—	(346,342)
Cash paid for merger costs	(4,925)	(47,004)
Other assets	(1,500)	(709)

Net cash used in investing activities	(68,934)	(216,040)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,853	16,267
Repayment of debt	(4,915)	—

Net cash provided by financing activities	5,938	16,267

Effect of exchange rate changes	(2,789)	207

Net increase (decrease) in cash and cash equivalents	115,338	(128,761)
Cash and cash equivalents at beginning of period	282,288	306,054

Cash and cash equivalents at end of period	$397,626	$177,293